UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 24, 2004

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle
Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Item 5: Other Events

On February 22, 2004, Credence Systems Corporation, a Delaware corporation (“Parent”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Parent, Cataline Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger-Sub”), and NPTest Holding Corporation, a Delaware corporation (the “Company”), providing for the merger of the Company with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation. The Boards of Directors of the Company and Parent have unanimously approved the Merger and the Merger Agreement. If the Merger is completed, the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of the Company’s common stock will be converted into the right to receive 0.800 of a share of Parent common stock and $5.75 in cash.

The Merger Agreement provides for a fixed exchange ratio. The Merger is subject to customary conditions to closing, including (i) approval of the holders of the Company’s common stock, (ii) approval of the holders of Parent’s common stock, (iii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and certain other regulatory approvals, (iv) the accuracy of representations and warranties and the absence of any material adverse effect with respect to each party’s business (in each case, subject to certain exceptions) and (v) the delivery of customary opinions from counsel to each party that the Merger will qualify as tax-free reorganization for federal income tax purposes. Closing is expected to occur during the second or third quarter of 2004.

NPTest Holding LLC has entered into a stockholder voting agreement with the Parent (the “Stockholder Voting Agreement”) pursuant to which they have agreed to vote no less than 50.1% of their shares of Company common stock in favor of the Merger. NPTest Holding may vote its other shares in the Merger in its discretion. NPTest Holding has also entered into a stockholder lock-up agreement with Parent (the “Stockholder Lock-Up Agreement”) pursuant to which NPTest Holding must abide by certain restrictions with respect to the sale, transfer or other disposition of shares of Parent stock owned by it after the closing of the Merger and a registration rights agreement with the Parent (the “Registration Rights Agreement”) pursuant to which Parent has agreed to file one or more registration statements with the Securities and Exchange Commission on behalf of NPTest Holding in certain circumstances and subject to certain terms and conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Stockholder Voting Agreement, the Stockholder Lock-Up Agreement and the Registration Rights Agreement, each of which are attached as Exhibits to this document, and are incorporated into this document by reference.

Item 7: Exhibits

(c) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization dated as of February 22, 2004, by and among Credence Systems Corporation, Cataline Corporation and NPTest Holding Corporation

2.2	Stockholder Voting Agreement dated as of February 22, 2004 between Credence Systems Corporation and NPTest Holding, LLC

2.3	Stockholder Lock-Up Agreement dated as of February 22, 2004 between Credence Systems Corporation and NPTest Holding, LLC

2.4	Registration Rights Agreement dated as of February 22, 2004 between Credence Systems Corporation and NPTest Holding, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Graham J. Siddall

Graham J. Siddall,
Chairman of the Board and
Chief Executive Officer

Date: February 24, 2004